Exhibit 99.1

RDA HOLDING CO. ANNOUNCES RESULTS FOR

THE FIRST QUARTER ENDED MARCH 31, 2011

•   Company Announces First Quarter Revenue of $326.0 Million; Net Loss of $81.7 Million

•   Company Expects Full Year 2011 Consolidated EBITDA of $175-$185 Million

NEW YORK, N.Y., May 16, 2011 — RDA Holding Co., parent company of The Reader’s Digest Association, Inc. (together with its subsidiaries and affiliated entities, “RDA”), the global multi-brand and multi-platform media and direct marketing company, announced today its financial results for the three month period ended March 31, 2011.

Tom Williams, President and Chief Executive Officer, commented, “Our first quarter results are generally in line with our plans which included a significant increase in our marketing spending.  We expect that this investment will have a positive impact on our EBITDA in the second half of the year, and that our full year 2011 consolidated EBITDA will be $175-$185 million.  We also anticipate that this spending will set the stage for modest revenue growth in 2012.

“I’m excited to be working with our new board of directors in my new capacity as Chief Executive Officer.  Together, we will continue our focus on maximizing shareholder value.  The board and management team are already working together to refine the company’s strategy and enhance operations.”

First Quarter 2011 Highlights and Summary Results

	Successor Company		Predecessor Company
(Unaudited)	Three months ended March 31, 2011 ($ millions)	February 20 to March 31, 2010 ($ millions)	January 1 to February 19, 2010 ($ millions)
Reported revenue	$326.0	$156.2	$257.7
Revenue without RDA UK, fair value adjustments and foreign currency translation	$344.7	$176.8	$244.4
Net (loss) income	$(81.7)	$(13.8)	$1,793.6
Segment operating (loss) income	$(15.5)	$17.8	$4.8
Consolidated EBITDA, without RDA UK	$(25.2)	$14.1	$(4.6)
Cash and cash equivalents	$98.6	$189.4	$269.6

•                  Revenue was $326.0 million in the first quarter of 2011 compared to $156.2 million for the period February 20 to March 31, 2010, and $257.7 million for the period January 1 to February 19, 2010. Excluding the deconsolidation of RDA UK, fair value adjustments and foreign exchange translation, revenue was lower due to the expected decline in sales of the Ab Circle Pro, as well as the decision to close our Country Store Catalog product line.  Lower response rates and a lower active customer base also negatively impacted revenue.  In the United States, revenue was lower due to declining renewals on certain magazines and book series and fewer newsstand special issue publications.

•                  Net loss was $81.7 million in the first quarter of 2011, compared with a net loss of $13.8 million for the period February 20 to March 31, 2010, and net income of $1.8 billion for the period January 1 to February 19, 2010.  Segment operating loss was $15.5 million in the first quarter of 2011 compared to segment operating profit of $17.8 million for the period February 20 to March 31, 2010, and $4.8 million for the period January 1 to February 19, 2010.  Segment operating results were impacted by the revenue factors described above, along with our increased marketing spending and additional mailings (primarily in Europe).  This increase in marketing investment was partially offset by savings from headcount reductions.

•                  Consolidated EBITDA, excluding RDA UK, decreased to negative $25.2 million in the first quarter of 2011 compared with $14.1 million for the period February 20 to March 31, 2010, and negative $4.6 million for the period January 1 to February 19, 2010, primarily due to the lower segment operating income.

•                  Cash and cash equivalents were $98.6 million at March 31, 2011, down from $169.4 million at December 31, 2010, principally due to our February 2011 common stock repurchase ($43.3 million), employee bonuses ($12.3 million), increased promotional spending during our investment quarter, and normal prepaid production costs and capital expenditures, offset by cash inflow related to the sale of certain assets.

First Quarter 2011 Segment Results

The Company classifies its business into six reportable segments: United States, Europe, Asia Pacific & Latin America (“APLA”), Canada, Lifestyle & Entertainment Direct (“LED”), and Other. These segments comprise two business lines: branded communities and direct marketing.

The United States segment consists of the Company’s branded communities businesses:  the Reader’s Digest Community and Lifestyle Communities (Food & Entertaining, Home & Garden, and Do-It-Yourself).

The Company’s Europe, APLA and Canada segments primarily consist of the Company’s direct marketing operations in those regions.

The LED segment primarily consists of the Company’s direct response television (“DRTV”) marketing business and the Other segment consists of the Weekly Reader Publishing Group branded community.

Summary of reportable segment results

	Successor Company		Predecessor Company
(Unaudited)	Three months ended March 31, 2011 ($ millions)	February 20 to March 31, 2010 ($ millions)	January 1 to February 19, 2010 ($ millions)

Revenue

Branded Communities

United States segment
Reader’s Digest Community	$40.8	$21.5	$22.6
Lifestyle Communities	73.6	38.3	51.8
Total United States segment	114.4	59.8	74.4
Other segment - Weekly Reader	5.5	2.7	5.7
Total Branded Communities	119.9	62.5	80.1

Direct Marketing Businesses
Europe segment, without RDA UK	121.9	52.9	79.1
RDA UK (deconsolidated)	—	—	13.3
Asia Pacific & Latin America segment	57.7	27.5	34.4
Canada segment	22.8	9.7	15.2
Lifestyle & Entertainment Direct segment	30.4	24.4	36.2
Total Direct Marketing Business	232.8	114.5	178.2
Total all business segments	352.7	177.0	258.3
Intercompany eliminations	(1.8)	(0.2)	(0.6)
Fair value adjustments	(24.9)	(20.6)	—
Total revenue	$326.0	$156.2	$257.7

	Successor Company		Predecessor Company
(Unaudited)	Three months ended March 31, 2011 ($ millions)	February 20 to March 31, 2010 ($ millions)	January 1 to February 19, 2010 ($ millions)

Operating income (loss)
Branded Communities
United States segment
Reader’s Digest Community	$0.6	$1.5	$(1.3)
Lifestyle Communities	(2.3)	4.5	4.0
US allocations	(0.2)	0.1	0.3
Total United States segment	(1.9)	6.1	3.0
Other segment - Weekly Reader	0.5	(0.2)	1.9
Total Branded Communities	(1.4)	5.9	4.9

Direct Marketing Businesses
Europe segment, without RDA UK	(11.6)	7.0	(5.5)
RDA UK (deconsolidated)	—	—	(2.6)
Asia Pacific & Latin America segment	1.8	3.7	0.2
Canada segment	0.8	(1.0)	1.7
Lifestyle & Entertainment Direct segment	(5.1)	2.2	6.1
Total Direct Marketing Businesses	(14.1)	11.9	(0.1)
Total all business segments	(15.5)	17.8	4.8
Corporate unallocated	(24.3)	(9.4)	(15.1)
Fair value adjustments	(17.5)	(6.0)	—
Other operating items, net	(4.6)	(5.2)	(14.0)
Total operating loss	(61.9)	(2.8)	(24.3)
Interest expense	13.8	11.9	8.8
Loss on deconsolidation of subsidiary	—	—	49.7
Other expense, net	1.5	0.4	9.6
Reorganization items	—	—	(1,906.6)
Income tax expense (benefit)	4.5	(1.9)	54.0
(Loss) income from discontinued operations, net of taxes	—	(0.6)	33.4
Net (loss) income	$(81.7)	$(13.8)	$1,793.6

United States

Revenue in our United States segment was $114.4 million for the three months ended March 31, 2011, compared to $59.8 million for the period February 20 to March 31, 2010, and $74.4 million for the period January 1 to February 19, 2010.  Lower revenue was primarily related to the sale or closure of unprofitable product lines, lower magazine and book series renewals, the reduction in the number of newsstand special issue publications and fewer single sale book offerings.  One fewer issue of our Simple & Delicious brand in the quarter ended March 31, 2011, due to timing and a negative impact in the current quarter of a prior period non-cash benefit for undeliverable or suspended subscriptions, also negatively impacted revenue but to a lesser extent.

Operating results in our United States segment was an operating loss of $1.9 million for the three months ended March 31, 2011, compared to an operating profit of $6.1 million for the period February 20 to March 31, 2010, and $3.0 million for the period January 1 to February 19, 2010.  The negative operating profit trend was primarily driven by the lower revenue described above, an increase in product costs and promotional efforts related to the redesign of our Every Day with Rachael Ray brand, and an increase in costs to maintain subscriber levels at Taste of Home and Every Day with Rachael Ray.  This was partially offset by overhead savings resulting from headcount reductions in the second half of 2010 accomplished largely through the consolidation of certain functions across the United States.

Other

Revenue in our Other reportable segment was $5.5 million for the three months ended March 31, 2011, compared to $2.7 million for the period February 20 to March 31, 2010, and $5.7 million for the period January 1 to February 19, 2010.  The negative revenue trend was primarily due to fewer issues this quarter in comparison to prior periods, along with lower response rates and the exit of our custom publishing business.

Operating profit in our Other reportable segment was $0.5 million for the three months ended March 31, 2011, compared to an operating loss of $0.2 million for the period February 20 to March 31, 2010, and an operating profit of $1.9 million for the period January 1 to February 19, 2010.  The lower operating profit was principally due to the lower revenue described above, offset in part by savings in promotional and overhead costs.

Europe

Revenue in our Europe segment was $121.9 million for the three months ended March 31, 2011, compared to $52.9 million for the period February 20 to March 31, 2010, and $92.4 million for the period January 1 to February 19, 2010.  Excluding the positive effect of foreign currency translation, our Europe segment reported lower revenue.  This trend was largely due to the deconsolidation of RDA UK, lower series performance and a lower active customer base.

Operating results in our Europe segment was an operating loss of $11.6 million for the three months ended March 31, 2011, compared to an operating profit of $7.0 million for the period February 20 to March 31, 2010, and an operating loss of $8.1 million for the period January 1 to February 19, 2010.  Excluding the positive effect of foreign currency translation, our Europe segment experienced a lower operating profit. This was primarily due to increased promotion spending for the quarter, notably in France and Russia, where we increased our mailings to new prospects and we will now look to maximize our returns for these investments in the second half of the year. This was partially offset by the RDA UK deconsolidation and cost reduction initiatives.

Asia Pacific and Latin America (APLA)

Revenue in our APLA segment was $57.7 million for the three months ended March 31, 2011, compared to $27.5 million for the period February 20 to March 31, 2010, and $34.4 million for the period January 1 to February 19, 2010.  Excluding the positive effect of foreign currency translation, our APLA segment experienced lower revenue.  Revenue was negatively affected by a lower active customer base and lower response rates to promotions across some of our books and home entertainment mailings. Lower magazine renewals in our Australian market and lower advertising revenue in Asia also negatively impacted revenue.

Operating profit in our APLA business segment was $1.8 million for the three months ended March 31, 2011, compared to $3.7 million for the period February 20 to March 31, 2010, and $0.2 million for the period January 1 to February 19, 2010.  Excluding the positive effect of foreign currency translation, our APLA segment reported a lower operating profit.  This was driven by the impact of the lower sales described above, which was partially offset by overhead cost reductions.

Canada

Revenue in our Canada business segment was $22.8 million for the three months ended March 31, 2011, compared to $9.7 million for the period February 20 to March 31, 2010, and $15.2 million for the period January 1 to February 19, 2010.  Excluding the positive effect of foreign currency translation, our Canada segment reported lower revenue.  This was the result of a lower active customer base and processing delays at the post office.  In addition, we experienced lower subscription revenue for our Reader’s Digest and Our Canada titles as a result of lower mail quantities and renewal rates.

Operating profit within our Canada business segment was $0.8 million for the three months ended March 31, 2011, compared to an operating loss of $1.0 million for the period February 20 to March 31, 2010, and an operating profit of $1.7 million for the period January 1 to February 19, 2010.  Excluding the positive effect of foreign currency translation, our Canada segment results were flat as revenue declines were offset by cost reduction initiatives.

Lifestyle & Entertainment Direct (LED)

Revenue in our LED segment was $30.4 million for the three months ended March 31, 2011, compared to $24.4 million for the period February 20 to March 31, 2010, and $36.2 million for the period January 1 to February 19, 2010.  Lower revenue was primarily attributable to a decline in sales of our Ab Circle Pro fitness product, which launched in April 2009 and has now reached the end of its life cycle.  In addition, revenue from our entertainment products decreased as a result of lower response rates to our promotional efforts in line with a general softness in the DRTV marketplace and the timing of new product introductions.

Operating results in our LED segment was an operating loss of $5.1 million for the three months ended March 31, 2011, compared to an operating profit of $2.2 million for the period February 20 to March 31, 2010, and an operating profit of $6.1 million for the period January 1 to February 19, 2010.  The lower operating profit was primarily due to the revenue declines described above and increased investments related to new product development initiatives.

Corporate Unallocated

Corporate unallocated was $24.3 million for the three months ended March 31, 2011, compared to $9.4 million for the period February 20 to March 31, 2010, and $15.1 million for the period January 1 to February 19, 2010.  Our results were negatively impacted by fresh start accounting.  The impact included an increase in amortization of other intangible assets, lower U.S. pension income and an increase in stock-based compensation expense associated with new equity awards.  These increases were mainly offset by lower depreciation and occupancy costs, inventory write-offs and restructuring related bonuses in the prior periods as well as a reduction in our current year bonus accrual.

Other Operating Items

Other operating items, net was $4.6 million for the three months ended March 31, 2011, compared to $5.2 million for the period February 20 to March 31, 2010, and $14.0 million for the period January 1 to February 19, 2010.  The expense in the three months ended March 31, 2011, was primarily due to restructuring actions as part of our ongoing cost reduction initiatives, along with professional fees related to business redesign.  The expense in the period February 20 to March 31, 2010, was primarily attributable to severance charges associated with our global initiative to reduce headcount and overheads, along with professional fees and the application of fresh start accounting.  The expense in the period January 1 to February 19, 2010, was primarily attributable to severance charges associated with headcount reductions in international locations, primarily France, and professional fees associated with the administration filing of RDA UK.

Last Twelve Months Product Results

Summary of revenue and approximated contribution margins(1) by product

	RDA Holding Co., without UK
	Successor Company				Predecessor Company
(Unaudited)	Twelve months ended March 31, 2011 ($ millions)		February 20 to March 31, 2010 ($ millions)		April 1, 2009 to February 19, 2010 ($ millions)

Revenue by Product:
Music and videos	$283		$33		$310
Advertising	165		13		154
Magazine circulation	516		43		504
Books	565		60		569
Non-published products and services	210		28		275

Total Product Revenue	1,739		177		1,812

Fair value adjustments and RDA UK	(113)		(21)		87

Reported Revenue	$1,626		$156		$1,899

Approximated Contribution Margins by Product:

Music and videos	$71	25%	$10	30%	$74	24%
Magazine circulation/advertising	205	30%	13	23%	187	28%
Books	120	21%	21	35%	130	23%
Non-published products and services	76	36%	9	32%	76	28%

Total Approximated Contribution Margins	$472		$53		$467

Approximated Contribution Margins		27.1%		29.9%		25.8%

(1) Contribution margin is defined as revenue less product, distribution, editorial, and marketing expenses, excluding fair value adjustments and results from the deconsolidated UK operations.

Product Revenue and Margins

The approximated total contribution margin for the twelve months ended March 31, 2011, was 27.1%, which improved 1% versus the twelve months ended March 31, 2010.

Revenue in the books and music and video categories declined.  The contribution margin in books also declined, primarily as a result of increased spending on new marketing investments and higher product costs in some markets.  Music and video contribution margin improved, primarily due to reductions in lower margin short form DRTV promotions inside our LED segment.

Advertising and magazine circulation revenue decreased primarily due to declines in print advertising, and was largely offset by an increase of 23.4% in advertising for Allrecipes.com.  However, the contribution margin improved mainly as a result of lower costs.

Non-published products revenue declined primarily due to the Ab Circle Pro product nearing the end of its life cycle within our LED segment, along with the closure of the Country Store product line.  Despite this revenue reduction, lower product and promotion costs improved the contribution margin.

Overall, these results reflect our continued financial benefit and progress of shifting our product mix towards higher margin products, including advertising and non-published products.

Outlook

The Company expects full year 2011 consolidated EBITDA to be in the range of $175-$185 million.  We expect higher investments in marketing in the first half of the year, along with continued progress on cost reductions, to contribute to EBITDA growth in the second half of the year.

A number of uncertainties remain that may affect the Company’s outlook as stated in this press release for the three months ended March 31, 2011. These uncertainties are referenced below under “Forward-looking Statements” and in certain filings with the U.S. Securities and Exchange Commission.

Board Change and Credit Facility

On April 18, 2011, a majority of the shareholders appointed a new board of directors.  This triggered a technical event of default under the Company’s revolving credit facility.  On May 11, 2011, we entered into an amendment to that facility under which the lenders unanimously waived the event of default and certain other modifications to the agreement were made.  A copy of the amendment will be filed with the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which will be filed later today with the U.S. Securities and Exchange Commission.

Conference Call

The Company will host a conference call to discuss results for the first quarter of 2011 on Monday, May 16, 2011, at 11 a.m. Eastern Standard Time.

To listen to the conference call, please dial (800) 510-9691 or (617) 614-3453 internationally, and ask for Reader’s Digest.  The pass code is “24022651.”

There will also be a PowerPoint presentation. To access the presentation, tune Web browsers to this URL: www.rda.com/investor-relations/events

An audio replay of the call will be available within 24 hours and will be posted for seven days on www.rda.com (Investor Relations / Company Reports).

Non-GAAP Financial Measures

The Company publicly reports its financial information in accordance with United States generally accepted accounting principles (GAAP).  To facilitate external analysis of the Company’s operating performance, the Company also presents financial information that may be considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission.  Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.  The following non-GAAP financial measures included in this release and/or referred to on our conference call are used by the Company in its internal analysis of the business.

EBITDA is a common supplemental measure of performance used by investors and financial analysts.  Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends.  The Company does not use EBITDA as a measure of liquidity because it includes certain contractual and non-discretionary expenditures.  Consolidated EBITDA is fully defined in our Senior Secured Notes indenture dated February 11, 2010, and generally consists of EBITDA plus/minus adjustments related to the following major items: (a) purchase and fresh start accounting; (b) asset impairment charges; (c) results of disposed and discontinued entities; (d) restructuring and reorganization costs; (e) non-cash gains and losses; and (f) other items, such as stock based compensation.  EBITDA as defined herein may differ from similarly titled measures presented by other companies.

Pro forma free cash flow, a non-GAAP measure, as used herein and/or referred to on our conference call, is defined as consolidated EBITDA less (i) capital expenditures, (ii) cash taxes, (iii) working capital, adjusted to eliminate non-EBITDA related movements in working capital, and (iv) cash interest.  The Company believes that pro forma free cash flow is useful to investors and financial analysts as a performance measure.  The Company uses pro forma free cash flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Pro forma free cash flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Pro forma free cash flow as defined herein may differ from similarly titled measures presented by other companies.

The reconciliations of non-GAAP to GAAP measures are included in the tables attached to this release and are available at www.rda.com.  The Company’s financial statements will be filed with the Securities and Exchange Commission when available.

About The Reader’s Digest Association, Inc.

RDA is a global media and direct marketing company that educates, entertains and connects more than 130 million consumers around the world with products and services from trusted brands. With offices in 44 countries, the Company reaches customers in 79 countries, publishes 90 magazines, including 50 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 83 branded websites and sells nearly 40 million books, music and video products across the world each year.  Further information about the Company can be found at www.rda.com.

Forward-looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements about our operations, financial condition and liquidity, strategies, business initiatives, prospects, expectations regarding future events and our financial performance and the development of the industry in which we operate, are forward-looking statements that involve certain risks and uncertainties. While these statements represent the company’s current judgment on what the future may hold, and the company believe these judgments are based upon reasonable assumptions, these statements are not guarantees of any events or financial results, and the company’s actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include those risks described in our Registration Statement on Form S-4 and the related prospectus filed with the Securities and Exchange Commission, as declared effective on February 11, 2011, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which will be filed today with the Commission, and include the following:

•                  our degree of leverage and concerns about our financial viability;

•                  general economic and market conditions;

•                  increased competition and other factors affecting the media and publishing industries generally;

•                  our ability to anticipate, respond or adapt to trends in what the public finds appealing;

•                  the identification, completion or integration of acquisitions and other significant transactions;

•                  the ability to attract and retain new and younger customers and key personnel;

•                  changes in relationships with, or the financial condition of, key suppliers or vendors;

•                  further declines in advertising revenue or in media spending generally;

•                  a failure to maintain circulation levels in a cost-efficient manner;

•                  risks relating to the foreign countries where we transact business;

•                  a material deterioration in foreign exchange rates with respect to the U.S. dollar;

•                  our ability to fulfill our strategy of building our Internet and digital businesses;

•                  significant financial restrictions placed on us by the Indenture governing our Senior Secured Notes and our Senior Credit Facility;

•                  lack of comparable financial data due to the restructuring of our business or the adoption of fresh start accounting;

•                  the impact of the recent changes to our Board of Directors and senior management;

•                  the post-emergence impact of the bankruptcy proceedings on our operations, including the impact on our ability to negotiate favorable terms with suppliers, customers, counterparties and others; and

•                  the application of tax laws resulting from our chapter 11 proceedings, which will have an adverse effect on our future cash tax obligations.

You should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

For further information contact:

For investor inquiries: The Reader’s Digest Association	For media inquiries: FD
John McKeown	Evan Goetz
Tel: 646.293.6155	Tel: 212.850.5639

(Tables follow)

RDA Holding Co., and Subsidiaries

Consolidated Statements of Operations

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Three months ended March 31, 2011	February 20 to March 31, 2010	January 1 to February 19, 2010

Revenue	$326.0	$156.2	$257.7

Product, distribution and editorial expenses	154.8	63.9	112.9
Promotion, marketing and administrative expenses	228.5	89.9	155.1
Other operating items, net	4.6	5.2	14.0
Operating loss	(61.9)	(2.8)	(24.3)
Interest expense	13.8	11.9	8.8
Loss on deconsolidation of subsidiary	—	—	49.7
Other expense, net	1.5	0.4	9.6
Loss before reorganization items, income taxes and discontinued operations	(77.2)	(15.1)	(92.4)

Reorganization items	—	—	(1,906.6)
(Loss) income before income taxes and discontinued operations	(77.2)	(15.1)	1,814.2

Income tax expense (benefit)	4.5	(1.9)	54.0
(Loss) income from continuing operations	(81.7)	(13.2)	1,760.2

(Loss) income from discontinued operations, net of taxes	—	(0.6)	33.4
Net (loss) income	$(81.7)	$(13.8)	$1,793.6

RDA Holding Co., and Subsidiaries

Consolidated Balance Sheets

(in millions)

(unaudited)

	Successor Company
	March 31, 2011	December 31, 2010	March 31, 2010
Assets
Current assets:
Cash and cash equivalents	$98.6	$169.4	$189.4
Restricted cash	5.1	4.5	23.3
Accounts receivable, net	192.4	237.2	174.0
Inventories	71.5	62.5	84.8
Prepaid and deferred promotion costs	33.7	33.5	31.2
Prepaid expenses and other current assets	146.8	122.0	127.0
Assets held for sale	—	7.4	—
Total current assets	548.1	636.5	629.7
Property and equipment, net	61.0	59.3	53.8
Restricted cash	8.5	8.4	18.9
Goodwill	690.3	672.4	689.5
Other intangible assets, net	447.9	451.4	511.5
Prepaid pension assets	169.8	166.0	153.0
Other noncurrent assets	41.9	34.8	34.6
Total assets	$1,967.5	$2,028.8	$2,091.0

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$167.0	$167.6	$180.5
Accrued expenses	120.9	135.7	161.4
Income taxes payable	12.9	7.8	14.5
Unearned revenue	299.9	269.7	228.3
Other current liabilities	28.6	32.4	64.8
Total current liabilities	629.3	613.2	649.5
Long-term debt	511.1	510.7	509.5
Unearned revenue	104.8	94.3	97.5
Accrued pension	5.2	5.7	6.6
Postretirement and postemployment benefits other than pensions	12.2	12.9	15.6
Other noncurrent liabilities	202.8	199.4	226.4
Total liabilities	1,465.4	1,436.2	1,505.1
Common stock	—	—	—
Treasury stock, at cost	(43.3)	—	—
Paid-in capital, including warrants	599.2	597.6	589.9
Accumulated deficit	(111.3)	(29.6)	(13.8)
Accumulated other comprehensive income	57.5	24.6	9.8
Total stockholders’ equity	502.1	592.6	585.9
Total liabilities and stockholders’ equity	$1,967.5	$2,028.8	$2,091.0

RDA Holding Co., and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Successor Company		Predecessor Company
Cash flows from operating activities:	Three months ended March 31, 2011	February 20 to March 31, 2010	January 1 to February 19, 2010
Net (loss) income	$(81.7)	$(13.8)	$1,793.6

Adjustments to reconcile net (loss) income to operating cash flows:
Loss (income) from discontinued operations, net of taxes	—	0.6	(33.4)
Depreciation and amortization	17.6	7.9	6.6
Provision (benefit) for deferred income taxes	0.6	(2.0)	61.0
Amortization of bond discount	0.4	0.2	—
Amortization of debt issuance costs	0.7	4.7	3.8
Loss on deconsolidation of subsidiary	—	—	49.7
Non-cash loss in financing foreign exchange	—	—	6.3
Gain on settlement of pre-petition liabilities	—	—	(1,765.1)
Revaluation of assets and liabilities in fresh start accounting	—	—	(163.1)
Stock-based compensation expense	1.6	—	0.2
Net (gain) loss on sale or disposal of certain assets	(1.1)	—	0.3
Changes in assets and liabilities, net of effects of dispositions:
Restricted cash	(0.4)	13.9	(29.2)
Accounts receivable, net	49.7	36.7	27.4
Inventories	(7.1)	(0.9)	1.5
Prepaid and deferred promotion costs	0.9	(4.4)	5.8
Other assets	(28.0)	(29.9)	45.8
Unearned revenue	37.0	4.6	2.6
Income taxes	(1.2)	(1.5)	(8.6)
Accounts payable and accrued expenses	(20.2)	(64.3)	(16.3)
Other liabilities	(3.7)	3.8	(4.5)
Net change in cash due to continuing operating activities	(34.9)	(44.4)	(15.6)
Net change in cash due to discontinued operating activities	—	(0.3)	5.8
Net change in cash due to operating activities	$(34.9)	$(44.7)	$(9.8)
Cash flows from investing activities:
Capital expenditures	(5.2)	(0.6)	(1.6)
Purchase of intangible assets	—	—	(0.4)
Proceeds from sale of a business	—	—	30.8
Proceeds from sales of assets	8.4	—	—
Investing restricted cash	—	21.0	(21.0)
Loss of cash due to subsidiary deconsolidation	—	—	(16.5)
Net change in cash due to investing activities	$3.2	$20.4	$(8.7)

RDA Holding Co., and Subsidiaries

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Three months ended March 31, 2011	February 20 to March 31, 2010	January 1 to February 19, 2010

Cash flows from financing activities:
Proceeds from borrowings	$—	$509.3	$—
Debt payments	—	(555.3)	—
Restricted cash	—	(509.3)	509.3
Escrow liability	—	509.3	(509.3)
Cash paid for financing fees	(0.2)	(11.5)	(9.5)
Repurchase of Successor Company common stock	(43.3)	—	—
Net change in cash due to financing activities	$(43.5)	$(57.5)	$(9.5)
Effect of exchange rate changes on cash and cash equivalents	4.4	1.6	0.2
Net change in cash and cash equivalents	(70.8)	(80.2)	(27.8)
Cash and cash equivalents at beginning of the period	169.4	269.6	297.4
Cash and cash equivalents at end of the period	$98.6	$189.4	$269.6
Supplemental information
Cash paid for interest	$12.7	$—	$6.0
Cash paid for income taxes	$4.0	$1.2	$1.3

RDA Holding Co., and Subsidiaries

Net Income to Consolidated EBITDA Reconciliation

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Three months ended March 31, 2011	February 20 to March 31, 2010	January 1 to February 19, 2010

Net (loss) income	$(82)	$(14)	$1,794
Interest expense	14	12	9
Income tax expense (benefit)	5	(2)	54
Depreciation and amortization	18	7	7
Subtotal	(45)	3	1,864

Adjustments
Restructuring	2	1	12
Reorganization items	4	5	25
Non-cash adjustments (a)	14	5	(1,909)
Consolidated EBITDA	(25)	14	(8)
RDA UK	—	—	(3)
Consolidated EBITDA, without RDA UK	$(25)	$14	$(5)

(a)          Non-cash adjustments primarily include the gain on settlement of pre-petition liabilities, the amortization of fair value adjustments related to unearned revenue, non-cash gains (e.g. pension income) and other non-cash restructuring charges.

•                  Amounts are rounded to the nearest million.

RDA Holding Co., and Subsidiaries

Reconciliation of Pro Forma Free Cash Flow to Change in Cash and Cash Equivalents

(in millions)

(unaudited)

	Successor Company		Predecessor Company
	Three months ended March 31, 2011	February 20 to March 31, 2010	January 1 to February 19, 2010

Consolidated EBITDA without RDA UK	$(25)	$14	$(5)
Cash taxes	(4)	(2)	(1)
Cash interest	(13)	—	(6)
Working capital	14	12	18

Subtotal	(28)	24	6

Capital expenditures	(5)	(1)	(1)

Pro forma free cash flow	(33)	23	5

Changes in other assets and liabilities	2	5	(1)
Other investing activity	8	21	(7)
Financing activity	(44)	(57)	(10)
Effect of exchange rate changes on cash and cash equivalents	6	2	—
Reorganization costs	(1)	(74)	(12)
Restructuring costs	(8)	(1)	(2)

Change in cash and cash equivalents	(70)	(81)	(27)

Cash and cash equivalents at beginning of period	169	270	297
Cash and cash equivalents at end of period	$99	$189	$270

•                  Amounts are rounded to the nearest million.